UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 8, 2006
Date of Report (Date of earliest event reported)

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Icon Foothill Ranch, CA 92610 (Address of principal executive offices) (Zip Code)

(949) 951-0991
(Registrant's telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 8, 2006, Oakley, Inc. (“Oakley”) announced the acquisition of Oliver Peoples, Inc. (“Oliver Peoples”) and Kenneth Lorence Opticians, Inc. (“KLO”) pursuant to the terms of a Purchase Agreement and Agreement and Plan of Merger (“Merger Agreement”) dated as of February 8, 2006 by and among Oakley, Helms Acquisition Corp. 1, a wholly-owned subsidiary of Oakley, Helms Acquisition Corp. 2, a wholly-owned subsidiary of Oakley, Oliver Peoples and KLO.

Pursuant to the Merger Agreement and simultaneous with the execution thereof, Oliver Peoples and KLO became wholly-owned subsidiaries of Oakley. The acquisition’s aggregate purchase price of up to $55.7 million includes the assumption of approximately $5.0 million of debt and up to $4.0 million in earn-out incentives.

The foregoing description of the Merger Agreement and the transactions consummated thereby is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 hereto.

Item 9.01. Financial Statements and Exhibits.

    (c)     Exhibits

2.1	Purchase Agreement and Agreement and Plan of Merger, dated February 8, 2006, by and among Oakley, Merger Sub, KLO Merger Sub, Oliver Peoples and KLO.
99.1	Text of press release, dated February 8, 2006.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakley, Inc. (Registrant)
February 8, 2006 (Date)	/s/ COSMAS N. LYKOS Cosmas N. Lykos Vice President, Business Development